UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020 (September 22 , 2020)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2020, the nominating and compensation committees of the board of directors of Takung Art Co., Ltd (the “Company”) nominated and appointed Mrs. Zhihua Yang as the Company’s new Chief Executive Officer. Also on September 22, 2020, the Company’s board of directors ratified and approved her appointment.

Mrs. Yang’s compensation as Chief Executive Officer is set forth in an employment agreement with the Company dated September 22, 2020. Pursuant to the agreement, Mrs. Yang will receive a monthly salary of RMB35,000 (approximately $5,111) for her services as Chief Executive Officer. Her initial term of employment is for one year, with the first three months being her probationary period. Her employment may be terminated by the Company at any time during her probationary period and thereafter upon one month’s written notice. Mrs. Yang may terminate her employment at any time for any reason or no reason upon three month’s advance written notice.

Mrs. Yang’s employment is also subject to customary benefits such as paid time off, sickness allowance and other rights and benefits provided under the relevant applicable People’s Republic of China rules and regulations.

Mrs. Yang, age 45, was the Vice President of Ant Doctor Group Medical (Shenzhen) Co., Ltd from 2018. She founded Muyi Color Studio in Jiangsu, PRC in 2014. She has over 5 years of “live” streaming  e-commerce with 50,000+ followers and more than 20 years of business experience. She graduated from Gansu University of Political Science and Law in 1997 with a Bachelor of Business Administration.

There is no family relationship between Mrs. Yang and any of our other officers and directors. Except for the employment agreement described below, Mrs. Yang has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the employment agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the employment agreement attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Mrs. Zhihua Yang and Takung Art Co., Ltd dated September 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: September 22, 2020

/s/ Jiang Wang
	Name:	Jiang Wang
	Title:	Chief Financial Officer